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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-202586

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, par value $0.25 per share	10,350,000	$73.40	$759,690,000	$76,501

(1)
Assumes exercise in full of the underwriter's option to purchase up to an additional 1,350,000 shares of common stock.

(2)
Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933. Based on the average of the high and low prices of the common stock reported on the New York Stock Exchange on July 5, 2016.

PROSPECTUS SUPPLEMENT
(To prospectus dated March 6, 2015)

9,000,000 Shares

Ventas, Inc.

Common Stock

        Ventas, Inc. is offering 9,000,000 shares of common stock to be sold pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "VTR." On July 5, 2016, the last reported sale price for our common stock as reported on the NYSE was $73.81 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page S-4 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        J.P. Morgan has agreed to purchase the shares from us at a price of $71.71 per share, which will result in approximately $645.4 million of proceeds, before expenses, to us. J.P. Morgan may offer the shares of common stock in transactions on the NYSE, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See "Underwriting."

        The underwriter may also purchase up to an additional 1,350,000 shares of common stock from us at a price of $71.71 per share within 30 days from the date of this prospectus supplement. If this option is exercised in full, it would result in approximately $96.8 million of additional proceeds, before expenses, to us.

        The underwriter expects to deliver the shares of common stock to purchasers on or about July 11, 2016.

J.P. Morgan

The date of this prospectus supplement is July 5, 2016.

Prospectus Supplement

Prospectus

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.

        You should read this document together with additional information described under the heading "Where You Can Find More Information and Incorporation by Reference." You should rely only on the information contained or incorporated by reference in this document or any related free writing prospectus we file with the Securities and Exchange Commission (the "SEC"). Neither we nor the underwriter has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the

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information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents.

        Unless the context otherwise requires, the following terms used in this prospectus supplement will have the meanings below:

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  the terms "we," "us," "our," "our company" or similar terms and "Ventas" refer to Ventas, Inc., a Delaware corporation, together with its subsidiaries;

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  the term "Ventas Realty" refers to Ventas Realty, Limited Partnership, a Delaware limited partnership;

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  the term "Ardent" refers to Ardent Health Partners, LLC, a Delaware limited liability company, together with its subsidiaries;

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  the term "Atria" refers to Atria Senior Living, Inc., a Delaware corporation;

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  the term "Brookdale Senior Living" refers to Brookdale Senior Living Inc., a Delaware corporation, together with its subsidiaries;

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  the term "Kindred" refers to Kindred Healthcare, Inc., a Delaware corporation, together with its subsidiaries;

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  the term "Lillibridge" refers to Lillibridge Healthcare Services, Inc., an Illinois corporation; and

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  the term "Sunrise" refers to Sunrise Senior Living, LLC, a Delaware limited liability company, together with its subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

        This summary contains basic information about us, our common stock and this offering. Because this is a summary, it does not contain all of the information you should consider before investing in our common stock. You should carefully read this summary together with the more detailed information and financial statements and notes thereto contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. To fully understand this offering, you should read all of these documents.

 Ventas

        We are an S&P 500 company that is a real estate investment trust ("REIT"), with a highly diversified portfolio of seniors housing and healthcare properties located throughout the United States, Canada and the United Kingdom. As of March 31, 2016, we owned approximately 1,300 properties (including properties classified as held for sale), consisting of seniors housing communities, medical office buildings ("MOBs"), skilled nursing facilities, specialty hospitals and general acute care hospitals, and we had four properties under development, including two properties that are owned by an unconsolidated real estate entity. Our company was originally founded in 1983 and is currently headquartered in Chicago, Illinois.

        We primarily invest in and own seniors housing and healthcare properties through acquisitions and lease our properties to unaffiliated tenants or operate them through independent third-party managers. As of March 31, 2016, we leased a total of 575 properties (excluding MOBs and 34 properties owned through investments in unconsolidated entities, and including one property classified as held for sale) to various healthcare operating companies under "triple-net" or "absolute-net" leases that obligate the tenants to pay all property-related expenses, including maintenance, utilities, repairs, taxes, insurance and capital expenditures, and we engaged independent operators, such as Atria and Sunrise, to manage 304 of our seniors housing communities for us pursuant to long-term management agreements. Our three largest tenants, Brookdale Senior Living, Kindred and Ardent leased from us 140 properties (excluding six properties owned through investments in unconsolidated entities and one property managed by Brookdale Senior Living pursuant to a long-term management agreement), 69 properties (excluding one MOB and including one property classified as held for sale) and ten properties, respectively, as of March 31, 2016.

        Through our Lillibridge subsidiary and our ownership interest in PMB Real Estate Services LLC, we also provide MOB management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. In addition, from time to time, we make secured and unsecured loans and other investments relating to seniors housing and healthcare operators or properties.

        We aim to enhance shareholder value by delivering consistent, superior total returns through a strategy of: (1) generating reliable and growing cash flows; (2) maintaining a balanced, diversified portfolio of high-quality assets; and (3) preserving our financial strength, flexibility and liquidity.

        Our principal executive offices are located at 353 North Clark Street, Suite 3300, Chicago, Illinois, 60654, and our telephone number is (877) 483-6827. We maintain a website on the Internet at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus supplement as an inactive textual reference only.

Recent Developments

        On July 5, 2016, we announced that we had entered into a purchase agreement to acquire substantially all of the university affiliated life science and medical real estate assets of Wexford Science & Technology, LLC ("Wexford") from affiliates of Blackstone Real Estate Partners VIII, L.P. (together with its affiliates, "Blackstone") for $1.5 billion in cash. The acquisition will add a related business to our diverse portfolio, with the acquired portfolio containing 23 operating properties comprising 4.1 million square feet. The operating properties are 97% leased, including by leading universities, academic medical centers and research institutions. The real estate portfolio includes two development assets to be delivered by the end of 2017 and nine future development sites principally contiguous to existing assets. The total consideration for the transaction includes $1.4 billion paid in cash at closing for the 23 operating properties, $88 million for the two development assets and $50 million for the nine future development sites. Under the terms of an asset management agreement that we entered into with Wexford in connection with the acquisition, the properties that we acquire will continue to be managed by Wexford, which will remain a separate management company owned and operated by the existing Wexford management team. Under the terms of a pipeline property agreement that we entered into with Wexford in connection with the acquisition, we will have exclusive rights to fund and own future projects developed by Wexford. The purchase agreement with Blackstone and the asset management and the pipeline property agreements with Wexford are all subject to the satisfaction of customary closing conditions and the acquisition of the real estate portfolio of Wexford is expected to be completed in the fourth quarter of 2016. However, there can be no assurance as to whether, when or on what terms the acquisition will be completed.

 The Offering

        The following summary contains basic information about the offering and is not intended to be complete. It does not contain all information that may be important to you. For a more detailed description of our common stock, see "Description of Ventas, Inc. Common Stock" in the accompanying prospectus.

Securities offered by us	9,000,000 shares of common stock (10,350,000 shares of common stock if the underwriter's option to purchase additional shares is exercised in full).
Common stock to be outstanding after this offering	350,054,812 shares (351,404,812 shares of common stock if the underwriter's option to purchase additional shares is exercised in full).
Use of proceeds

We expect the net proceeds from this offering to be approximately $644.9 million (approximately $741.7 million if the underwriter exercises its option to purchase additional shares in full), after deducting the estimated expenses of this offering payable by us. We intend to use the net proceeds from this offering to fund a portion of the purchase price of our pending acquisition of the real estate portfolio of Wexford described above under "—Recent Developments" or, if the acquisition does not occur, for working capital and other general corporate purposes, including to fund pending or future acquisitions and investments and to repay indebtedness.

Conflicts of interest

An affiliate of the underwriter is a lender under our unsecured revolving credit facility and under one or more of our unsecured term loans, and, to the extent we repay amounts under the credit facility or such term loans with proceeds from this offering, may receive a portion of the proceeds from this offering. See "Use of Proceeds."

Restrictions on ownership and transfer

Our amended and restated certificate of incorporation contains restrictions on ownership and transfer of our common stock intended to assist us in maintaining our status as a REIT for U.S. federal and/or state income tax purposes. For example, our amended and restated certificate of incorporation generally restricts any person from acquiring beneficial ownership, either directly or indirectly, of more than 9% of our outstanding shares of common stock, as more fully described in the section entitled "Description of Ventas, Inc. Common Stock" in the accompanying prospectus.

Risk factors

See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NYSE symbol	VTR

        The number of shares to be outstanding after this offering as shown above is based on 341,054,812 shares of our common stock outstanding as of June 30, 2016.

RISK FACTORS

        Investing in our common stock will provide you with an equity ownership in Ventas. As one of our stockholders, you will be subject to risks inherent in our business. The trading price of your shares will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss.

        You should carefully consider the following factors, as well as the risk factors and other information contained in our filings with the SEC, including our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, that are incorporated or deemed to be incorporated by reference herein before deciding to invest in shares of our common stock.

Risks Relating to our Common Stock

If there are sales of substantial amounts of our common stock in the future, the price of our common stock could decline.

        As of June 30, 2016, we had 341,054,812 shares of our common stock outstanding. Substantially all of these shares of common stock are available for immediate sale unless held by our affiliates. Sales of significant amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the common stock.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.

        We may issue equity in the future in connection with acquisitions or strategic transactions, to adjust our ratio of debt to equity, including through repayment of outstanding debt, to fund expansion of our operations or for other purposes. We may issue shares of our common stock at prices or for consideration that is greater than or less than the price at which our common stock is offered and sold by the underwriter in this offering. To the extent we issue additional equity securities, your percentage ownership of our common stock would be reduced.

If our stock price is volatile, purchasers of our common stock could incur substantial losses.

        Although our common stock is listed on the NYSE, such listing does not provide any assurance that an active public market for our common stock will be sustained. We cannot provide any assurance as to the effect, if any, that future market sales of our common stock or the availability of our common stock for sale will have on the prevailing market price of our common stock.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding our or our tenants', operators', borrowers' or managers' expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations, and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from our expectations. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

        Our actual future results and trends may differ materially from expectations depending on a variety of factors discussed in our filings with the SEC. These factors include without limitation:

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  The ability and willingness of our tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

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  The ability of our tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness;

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  Our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments;

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  Macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates;

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  The nature and extent of future competition, including new construction in the markets in which our seniors housing communities and MOBs are located;

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  The extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

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  Increases in our borrowing costs as a result of changes in interest rates and other factors;

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  The ability of our tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients;

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  Changes in general economic conditions or economic conditions in the markets in which we may, from time to time, compete, and the effect of those changes on our revenues, earnings and funding sources;

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  Our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due;

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  Our ability and willingness to maintain our qualification as a REIT in light of economic, market, legal, tax and other considerations;

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  Final determination of our taxable net income for the year ended December 31, 2015 and for the year ending December 31, 2016;

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  The ability and willingness of our tenants to renew their leases with us upon expiration of the leases, our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant, and obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant;

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  Risks associated with our senior living operating portfolio, such as factors that can cause volatility in our operating income and earnings generated by those properties, including without limitation national and regional economic conditions, development of new, competing properties, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties;

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  Changes in exchange rates for any foreign currency in which we may, from time to time, conduct business;

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  Year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in our leases and on our earnings;

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  Our ability and the ability of our tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

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  The impact of increased operating costs and uninsured professional liability claims on our liquidity, financial condition and results of operations or that of our tenants, operators, borrowers and managers and our ability and the ability of our tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims;

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  Risks associated with our MOB portfolio and operations, including our ability to successfully design, develop and manage MOBs and to retain key personnel;

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  The ability of the hospitals on or near whose campuses our MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups;

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  Risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners' financial condition;

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  The impact of market or issuer events on the liquidity or value of our investments in marketable securities;

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  Consolidation in the seniors housing and healthcare industries resulting in a change of control of, or a competitor's investment in, one or more of our tenants, operators, borrowers or managers or significant changes in the senior management of our tenants, operators, borrowers or managers;

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  The impact of litigation or any financial, accounting, legal or regulatory issues that may affect us or our tenants, operators, borrowers or managers; and

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  Changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on our earnings.

        Many of these factors are beyond our control and the control of our management.

        We describe some of these risks and uncertainties in greater detail above under "Risk Factors." These risks could cause actual results of our industry, or our actual results for the year 2016 and beyond, to differ materially from those expressed in any forward-looking statement we make. Our future financial performance is dependent upon factors discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. For a discussion of factors that could cause actual results to differ, see "Risk Factors" and the risk factors and other information contained in our filings with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. These filings are described under "Where You Can Find More Information and Incorporation by Reference."

 USE OF PROCEEDS

        We expect the net proceeds from this offering to be approximately $644.9 million (or approximately $741.7 million if the underwriter exercises its option to purchase additional shares in full), after deducting the estimated expenses of this offering payable by us.

        We intend to use the net proceeds from this offering to fund a portion of the $1.5 billion purchase price of our pending acquisition of the real estate portfolio of Wexford. If such acquisition does not occur, we intend to use the net proceeds from this offering for working capital and other general corporate purposes, including to fund pending or future acquisitions and investments and to repay indebtedness.

        An affiliate of the underwriter is a lender under our unsecured revolving credit facility and under one or more of our unsecured term loans, and, to the extent we repay amounts under the credit facility or such term loans with proceeds from this offering, may receive a portion of the proceeds from this offering. See "Underwriting—Conflicts of Interest."

 SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain additional U.S. federal income tax considerations with respect to the ownership of our common stock. This summary supplements and, where applicable, supersedes the discussion in our Annual Report on Form 10-K for the year ended December 31, 2015 (the "Form 10-K") under the caption "Item 1. Business—Certain U.S. Federal Income Tax Considerations," and should be read together with such discussion for a more detailed summary of the U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock and our election to be subject to U.S. federal income tax as a REIT.

Tax on Built-In Gains

        On June 7, 2016, the IRS and Treasury Department issued temporary regulations changing the recognition period for the corporate tax on built-in gains described in the discussion in our Form 10-K under the caption "Item 1. Business—Certain U.S. Federal Income Tax Considerations—Federal Income Taxation of Ventas." Prior to August 8, 2016, the recognition period applicable to us with respect to an asset with built-in gain is the five-year period beginning on the day the asset was acquired. Effective for assets with built-in gain acquired on or after August 8, 2016, the recognition period will be the ten-year period beginning on the day the asset was acquired.

UNDERWRITING

        Subject to the terms and conditions contained in an underwriting agreement between us, Ventas Realty and J.P. Morgan Securities LLC, as underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 9,000,000 shares of common stock at a price of $71.71 per share.

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement (other than those covered by the option to purchase additional shares described below) if any of these shares are purchased.

        We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

        The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by counsel and other conditions. The underwriter reserves the right to withdraw, cancel or modify this offer and to reject orders in whole or in part.

Commissions and Discounts

        The underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.

        The underwriter proposes to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to the underwriter's right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.

        The expenses of the offering are estimated at approximately $500,000 and are payable by us.

Option to Purchase Additional Shares

        We have granted an option to the underwriter to purchase up to 1,350,000 additional shares at a price of $71.71 per share. The underwriter may exercise this option for 30 days from the date of this prospectus supplement.

No Sales of Similar Securities

        We and each of our executive officers, severally and not jointly, have agreed, with limited exceptions, not to sell or transfer any shares of Ventas common stock for 30 days after the date of this prospectus supplement without first obtaining the written consent of J.P. Morgan Securities LLC. However, our executive officers will be permitted to continue to sell shares of common stock pursuant to any previously adopted, non-discretionary, existing written trading plan that complies with Rule 10b5-1 under the Exchange Act, or any amendment or replacement 10b5-1 plan, subject to certain limitations. We will be permitted to issue shares to sellers in connection with acquisitions or business combinations, and to file with the SEC registration statements under the Securities Act relating to such acquisitions or business combinations.

        Specifically, we and each of our executive officers have agreed, subject to certain exceptions, not to, directly or indirectly:

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  offer, pledge, sell or contract to sell any common stock;

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  sell any option or contract to purchase any common stock;

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  purchase any option or contract to sell any common stock;

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  grant any option, right or warrant for the sale of any common stock;

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  lend or otherwise dispose of or transfer any common stock;

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  enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise;

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  file with the SEC a registration statement under the Securities Act relating to any additional shares of common stock; or

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  publicly disclose the intention to effect any transaction described in the above bullet points.

This lockup provision applies to Ventas common stock and to securities convertible into or exchangeable or exercisable for Ventas common stock and, with respect to executive officers, whether now owned or hereafter acquired or for which the power of disposition is later acquired.

        In the event that we notify the underwriter in writing that we do not intend to proceed with this offering, if the underwriting agreement does not become effective, or if the underwriting agreement is terminated prior to payment for and delivery of our common stock, the lockup provisions will be released.

NYSE Listing

        Our common stock is listed on the NYSE under the symbol "VTR."

Electronic Offer, Sale and Distribution of Securities

        In connection with the offering, the underwriter or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Conflicts of Interest

        The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions. An affiliate of the underwriter is a lender under our unsecured revolving credit facility and under one or more of our unsecured term loans, and, to the extent we repay amounts under the credit facility or such term loans with proceeds from this offering, may receive a portion of the proceeds from this offering.

        In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriter or its affiliates have a lending relationship with us, the underwriter or its affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriter and its affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Compliance with Non-U.S. Laws and Regulations

        The underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers shares of our common stock or has in its possession or distributes this prospectus supplement or the accompanying prospectus.

        Sales of shares made outside the United States may be made by affiliates of the underwriter.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement and the accompanying prospectus relate to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement or the accompanying prospectus. The shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), no offer of shares which are the subject of this offering has been, or will be, made to the public in that Relevant Member State, other than under the following exemptions under the Prospectus Directive:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (a) to (c) above shall result in a requirement for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each person located in a Relevant Member State to whom any offer of shares is made or who receives any communication in respect of any offer of shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter and us that (1) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in this offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

        We, the underwriter and our and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

        Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriter has authorized, nor do we or they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe to the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (including any amendments thereto, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

        The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in Hong Kong

        The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Switzerland

        We have not and will not register with the Swiss Financial Market Supervisory Authority ("FINMA") as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended ("CISA"), and accordingly the shares being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to "qualified investors," as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended ("CISO"), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and the accompanying prospectus and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. They may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in the United Kingdom

        No invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by the underwriter in connection with the issue or sale of the shares may be communicated or caused to be communicated except in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA must be complied with in connection with anything done or to be done by the underwriter in relation to any shares in, from or otherwise involving the United Kingdom.

 LEGAL MATTERS

        T. Richard Riney, our Executive Vice President, Chief Administrative Officer and General Counsel, and Sidley Austin LLP, New York, New York, will pass upon certain legal matters for us in connection with the common stock offered by this prospectus supplement and the accompanying prospectus. Goodwin Procter LLP, New York, New York, will pass upon certain legal matters for the underwriter. Mr. Riney owns shares of our common stock and options to purchase shares of our common stock.

EXPERTS

Ventas

        Our consolidated financial statements and schedules as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

AHS

        The consolidated financial statements of AHS Medical Holdings LLC at December 31, 2014 and 2013 and for the years then ended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We are subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements, information statements and other information with the SEC. Reports, proxy statements, information statements and other information that we file with the SEC pursuant to the requirements of the Exchange Act may be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements, information statements and other information regarding us. The SEC's website address is www.sec.gov. We are a publicly held corporation and our common stock is traded on the NYSE under the symbol "VTR." Reports, proxy statements, information statements and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Information about us is also available on our website at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only.

        Statements contained or deemed to be incorporated by reference in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, each such statement being qualified in all respects by such reference.

        We are incorporating by reference in this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until all of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus are sold:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

  •
  our Current Reports on Form 8-K or Form 8-K/A filed on September 1, 2015, January 15, 2016, February 12, 2016 (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition), May 11, 2016, May 25, 2016, June 2, 2016 and June 7, 2016;

  •
  our Proxy Statement for our 2016 Annual Meeting of Stockholders, filed with the SEC on March 30, 2016; and

  •
  the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-10989) filed with the SEC on January 23, 1992, as amended.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Ventas, Inc.
Attention: Corporate Secretary
353 North Clark Street, Suite 3300
Chicago, Illinois 60654
(877) 483-6827

PROSPECTUS

Ventas, Inc.
Common Stock, Preferred Stock, Depositary Shares, Warrants and
Debt Securities

Ventas Realty, Limited Partnership
Debt Securities

Guarantees of Debt Securities of Ventas, Inc. by Ventas Realty,
Limited Partnership

Guarantees of Debt Securities of Ventas Realty, Limited Partnership
by Ventas, Inc.

        Ventas, Inc. may offer and sell, from time to time, in one or more offerings: common stock; preferred stock; depositary shares; warrants; and debt securities. These securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Ventas, Inc. may be fully and unconditionally guaranteed by Ventas Realty, Limited Partnership, as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        Ventas Realty, Limited Partnership may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Ventas Realty, Limited Partnership may be fully and unconditionally guaranteed by Ventas, Inc., as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        The securities described in this prospectus may be issued in one or more series or issuances. We will provide the specific terms of these securities and their offering prices in supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you decide to invest in any of these securities.

        See "Risk Factors" on page 5 for a discussion of matters that you should consider before investing in these securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "VTR." The closing price of our common stock on the New York Stock Exchange was $72.90 per share on March 5, 2015. None of the other securities offered by this prospectus are currently listed on a national securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2015

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings.

        This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering (each, a "prospectus supplement"). Any prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information and Incorporation by Reference."

        You should rely only on the information included or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any prospectus supplement, as well as the information that we file with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        Unless otherwise indicated or except where the context otherwise requires:

  •
  references in this prospectus to "we," "us," "our" and other similar terms and "Ventas" mean Ventas, Inc., together with its consolidated subsidiaries; and

  •
  references in this prospectus to "Ventas Realty" mean Ventas Realty, Limited Partnership.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding our or our tenants', operators', borrowers' or managers' expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations, and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from our expectations. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

        Our actual future results and trends may differ materially from expectations depending on a variety of factors discussed in our filings with the SEC. These factors include without limitation:

  •
  The ability and willingness of our tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

  •
  The ability of our tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties,

    including without limitation obligations under their existing credit facilities and other indebtedness;

  •
  Our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including investments in different asset types and outside the United States;

  •
  Macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates;

  •
  The nature and extent of future competition, including new construction in the markets in which our seniors housing communities and medical office buildings ("MOBs") are located;

  •
  The extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

  •
  Increases in our borrowing costs as a result of changes in interest rates and other factors;

  •
  The ability of our operators and managers, as applicable, to comply with laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients;

  •
  Changes in general economic conditions or economic conditions in the markets in which we may, from time to time, compete, and the effect of those changes on our revenues, earnings and capital sources;

  •
  Our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due;

  •
  Our ability and willingness to maintain our qualification as a REIT in light of economic, market, legal, tax and other considerations;

  •
  Final determination of our taxable net income for the year ended December 31, 2014 and for the year ending December 31, 2015;

  •
  The ability and willingness of our tenants to renew their leases with us upon expiration of the leases, our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant, and obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant;

  •
  Risks associated with our senior living operating portfolio, such as factors that can cause volatility in our operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties;

  •
  Changes in exchange rates for any foreign currency in which we may, from time to time, conduct business;

  •
  Year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in our leases and on our earnings;

  •
  Our ability and the ability of our tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

  •
  The impact of increased operating costs and uninsured professional liability claims on our liquidity, financial condition and results of operations or that of our tenants, operators, borrowers and managers and our ability and the ability of our tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims;

  •
  Risks associated with our MOB portfolio and operations, including our ability to successfully design, develop and manage MOBs, to accurately estimate our costs in fixed fee-for-service projects and to retain key personnel;

  •
  The ability of the hospitals on or near whose campuses our MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups;

  •
  Our ability to build, maintain and expand our relationships with existing and prospective hospital and health system clients;

  •
  Risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners' financial condition;

  •
  The impact of market or issuer events on the liquidity or value of our investments in marketable securities;

  •
  Merger and acquisition activity in the healthcare and seniors housing industries resulting in a change of control of, or a competitor's investment in, one or more of our tenants, operators, borrowers or managers or significant changes in the senior management of our tenants, operators, borrowers or managers;

  •
  The impact of litigation or any financial, accounting, legal or regulatory issues that may affect us or our tenants, operators, borrowers or managers; and

  •
  Changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on our earnings.

        We describe some of these risks and uncertainties in greater detail below under "Risk Factors" and in the risk factors that are incorporated or deemed to be incorporated by reference in this prospectus. Many of these factors are beyond our control and the control of our management.

 ABOUT THE REGISTRANTS

        The following highlights information about the registrants and our business included elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

 Ventas

        Ventas, an S&P 500 company, is a REIT with a highly diversified portfolio of seniors housing and healthcare properties located throughout the United States, Canada and the United Kingdom. As of December 31, 2014, we owned more than 1,500 properties (including properties classified as held for sale), consisting of seniors housing communities, MOBs, skilled nursing and other facilities, and hospitals, and we had one new property under development. Our company was originally founded in 1983 and is currently headquartered in Chicago, Illinois.

        We primarily invest in seniors housing and healthcare properties through acquisitions and lease our properties to unaffiliated tenants or operate them through independent third-party managers. As of December 31, 2014, we leased a total of 922 properties (excluding MOBs and properties classified as held for sale) to various healthcare operating companies under "triple-net" or "absolute-net" leases that obligate the tenants to pay all property-related expenses, including maintenance, utilities, repairs, taxes, insurance and capital expenditures, and we engaged independent operators, such as Atria and Sunrise, to manage 270 seniors housing communities for us pursuant to long-term management agreements.

        Through our Lillibridge Healthcare Services, Inc. subsidiary and our ownership interest in PMB Real Estate Services LLC, we also provide MOB management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. In addition, from time to time, we make secured and unsecured loans and other investments relating to seniors housing and healthcare operators or properties.

        We aim to enhance shareholder value by delivering consistent, superior total returns through a strategy of: (1) generating reliable and growing cash flows; (2) maintaining a balanced, diversified portfolio of high-quality assets; and (3) preserving our financial strength, flexibility and liquidity.

        Our principal executive offices are located at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654, and our telephone number is (877) 483-6827. We maintain a website on the Internet at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

Ventas Realty

        Ventas Realty is a wholly owned direct subsidiary of Ventas, Inc. and a limited partnership organized under the laws of the State of Delaware.

RISK FACTORS

        Our business, operations and financial condition are subject to various risks. Before you invest in our securities, you should carefully read and consider:

  •
  the risks described in Ventas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus; and

  •
  any risks that are described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

 USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, including to fund future acquisitions and investments and to repay indebtedness outstanding under our unsecured revolving credit facility, term loans or other debt. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term investments, including repurchase agreements, some or all of which may not have an investment grade rating.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratios of (1) earnings to fixed charges and (2) earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. We do not currently have any preferred stock outstanding.

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)	2.20x	2.45x	2.00x	2.48x	2.31x
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	2.20x	2.45x	2.00x	2.48x	2.31x

(1)
For this ratio, earnings consist of income before loss/income from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest, plus fixed charges (excluding capitalized interest) and distributions from unconsolidated entities. Fixed charges consist of interest expensed and capitalized.

(2)
For this ratio, earnings consist of income before loss/income from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest, plus fixed charges and preferred stock dividends (excluding capitalized interest) and distributions from unconsolidated entities. Fixed charges and preferred stock dividends consist of interest expensed and capitalized, plus preferred stock dividends.

DESCRIPTION OF VENTAS, INC. COMMON STOCK

        This section describes the general terms and provisions of Ventas, Inc. common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to Ventas, Inc.'s Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Ventas, Inc.'s Fourth Amended and Restated Bylaws, as amended (the "Bylaws"), each of which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the Certificate of Incorporation and Bylaws for additional information before you purchase any shares of Ventas, Inc. common stock.

General

        The Certificate of Incorporation authorizes Ventas, Inc. to issue up to 600,000,000 shares of its common stock, par value $0.25 per share. As of February 27, 2015, 330,849,170 shares of Ventas, Inc. common stock were issued and outstanding.

        All shares of common stock offered hereby, when issued, will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of capital stock and to certain provisions of the Certificate of Incorporation, holders of shares of Ventas, Inc. common stock are entitled to receive distributions if, as and when authorized and declared by Ventas, Inc.'s Board of Directors out of assets legally available therefor and to share ratably in our assets legally available for distribution to stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities. We currently expect to continue to make quarterly distributions, and from time to time we may make additional distributions.

        Holders of shares of Ventas, Inc. common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. Holders of shares of Ventas, Inc. common stock have no conversion, sinking fund, redemption or preemptive rights. Subject to certain provisions of the Certificate of Incorporation, shares of Ventas, Inc. common stock have equal distribution, liquidation and other rights.

Certain Anti-Takeover Provisions

        In order to preserve its ability to maintain its REIT status, Ventas, Inc.'s Certificate of Incorporation provides that if a person acquires beneficial ownership of more than 9%, in number or value, of the outstanding shares of Ventas, Inc. common stock, the shares that are beneficially owned in excess of such 9% limit are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by Ventas, Inc.'s Board of Directors. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. Ventas, Inc. has the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the excess shares, or (2) the market price on the date Ventas, Inc. buys the shares, and Ventas, Inc. may defer payment of the purchase price for up to five years. If Ventas, Inc. does not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of Ventas, Inc.'s Board of Directors. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original purchase price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. Ventas, Inc.'s Board of Directors may grant waivers from the excess share limitations.

DESCRIPTION OF VENTAS, INC. PREFERRED STOCK

        This section describes the general terms and provisions of Ventas, Inc. preferred stock. The prospectus supplement relating to any offering of preferred stock, or other securities convertible into or exchangeable or exercisable for preferred stock, will describe more specific terms of the preferred stock being offered, including the designation of the series, the number of shares offered, the initial offering price and any voting, dividend and liquidation preference rights, and any general terms described in this section that will not apply to those shares of preferred stock.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Incorporation and the certificate of designation relating to the applicable series of preferred stock that we will file with the SEC, each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the Certificate of Incorporation and such certificate of designation for additional information before you buy any shares of Ventas, Inc. preferred stock.

General

        The Certificate of Incorporation authorizes Ventas, Inc. to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share. As of February 27, 2015, no shares of Ventas, Inc. preferred stock were issued or outstanding.

        Ventas, Inc.'s Board of Directors has authority, without the approval of stockholders, to issue preferred stock in one or more series having the powers, preferences and other rights as it may determine from time to time. Any shares of Ventas, Inc. preferred stock that Ventas, Inc. offers and sells under this prospectus will have the rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of preferred stock being offered for the specific terms of the series, including some or all of the following:

  •
  the description of the shares of preferred stock;

  •
  the number of shares of preferred stock offered;

  •
  the voting rights, if any, of the holders of the shares of preferred stock;

  •
  the offering price of the shares of preferred stock;

  •
  the distribution rate on the shares of preferred stock, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

  •
  the date from which distributions on the shares of preferred stock shall accumulate;

  •
  the provision, if any, for auctioning or remarketing of the shares of preferred stock;

  •
  the provision, if any, for redemption of, or a sinking fund with respect to, the shares of preferred stock;

  •
  the liquidation preference per share of preferred stock;

  •
  any listing of the shares of preferred stock on a securities exchange;

  •
  whether the shares of preferred stock will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange rate or the manner of determining it;

  •
  whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under "Description of Ventas, Inc. Depositary Shares;"

  •
  the federal income tax consequences of owning the shares of preferred stock;

  •
  the relative ranking and preferences of the shares of preferred stock as to distribution and liquidation rights;

  •
  any limitations on issuance of any shares of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution and liquidation rights;

  •
  any limitations on direct or beneficial ownership and restrictions on transfer of the shares of preferred stock, in each case as may be appropriate to preserve our status as a REIT; and

  •
  any other terms of the preferred stock.

        As described under "Description of Ventas, Inc. Depositary Shares," Ventas, Inc. may, at its option, elect to offer depositary shares evidenced by depositary receipts. If Ventas, Inc. elects to so offer, each depositary receipt will represent a fractional interest in a share of the particular series of preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Ranking

        Unless Ventas, Inc.'s Board of Directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that any shares of Ventas, Inc. preferred stock will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all shares of Ventas, Inc. common stock.

Dividends

        Holders of shares of Ventas, Inc. preferred stock of each series will be entitled to receive dividends at the rates and on the dates shown in the applicable prospectus supplement if, as and when authorized and declared by Ventas, Inc.'s Board of Directors out of assets legally available therefor. Ventas, Inc. will pay each dividend to holders of record as they appear on its share transfer books on the record dates fixed by its Board of Directors. In the case of shares of preferred stock represented by depositary receipts, the records of the depositary referred to under "Description of Ventas, Inc. Depositary Shares" will determine the persons to whom dividends are payable.

        Dividends on any series of Ventas, Inc. preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative dividends will be cumulative from and after the date shown in the applicable prospectus supplement. If Ventas, Inc.'s Board of Directors fails to authorize a dividend on any applicable series that is noncumulative, the holders will have no right to receive, and Ventas, Inc. will have no obligation to pay, a dividend in respect of the applicable dividend period, whether or not dividends on that series are declared payable in the future.

        If the applicable series is entitled to a cumulative dividend, Ventas, Inc. may not declare, or pay or set aside for payment, a dividend on any other series of preferred stock ranking, as to dividends, on a parity with or junior to the applicable series, unless it declares, and either pays or sets aside for payment, full cumulative dividends on the applicable series for all past dividend periods and the then current dividend period. If the applicable series does not have a cumulative dividend, Ventas, Inc. must declare, and pay or set aside for payment, full dividends for the then current dividend period only. When dividends are not paid, or set aside for payment, in full on any applicable series and the shares of any other series ranking on a parity as to dividends with the applicable series, Ventas, Inc. must declare, and pay or set aside for payment, all dividends upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid dividends of the several series. For these purposes, accrued and unpaid dividends do not include unpaid dividend periods on noncumulative shares of preferred stock. No interest will be payable in respect of any dividend payment that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless Ventas, Inc. declares, and pays or sets aside for payment, full cumulative dividends, including for the then current period, on any applicable series entitled to a cumulative dividend, it may not declare, or pay or set aside for payment, any dividends on common stock or any other equity securities ranking junior to or on a parity with the applicable series as to dividends or upon liquidation. The foregoing restriction does not apply to dividends paid in common stock or other equity securities ranking junior to the applicable series as to dividends and upon liquidation. If the applicable series does not have cumulative dividends, Ventas, Inc. must declare, and pay or set aside for payment, only the dividend for the then current period before declaring dividends on shares of common stock or junior or parity securities. In addition, under the circumstances in which Ventas, Inc. could not declare a dividend, it may not redeem, purchase or otherwise acquire for any consideration any shares of common stock or other parity or junior equity securities, except upon conversion into or exchange for shares of common stock or other junior equity securities. Ventas, Inc. may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred stock.

        Ventas, Inc. will credit any dividend payment made on an applicable series first against the earliest accrued but unpaid dividend due with respect to the series.

Redemption

        Ventas, Inc. may have the right or may be required to redeem the applicable series, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If the applicable series is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares Ventas, Inc. is required to redeem, when the redemption starts, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for the applicable series is payable only from the net proceeds of an issuance of capital stock, the terms of the applicable series may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any such issuance are insufficient to pay in full the aggregate redemption price then due, the shares of preferred stock will automatically and mandatorily be converted into shares of capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

        The applicable prospectus supplement will describe the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of shares of Ventas, Inc. common stock or any other shares of capital stock ranking junior to the applicable series in the distribution of assets upon liquidation, the holders of that series will be entitled to receive, out of assets legally available therefor, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all accrued and unpaid distributions. If the applicable series does not have a cumulative dividend, accrued and unpaid dividends include only the then current dividend period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of the applicable series will have no right or claim to any of Ventas, Inc.'s remaining assets, and Ventas, Inc.'s remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the applicable series upon liquidation, according to their rights and preferences.

        If, upon any voluntary or involuntary liquidation, Ventas, Inc.'s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series and the corresponding amounts payable on all shares of capital stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of capital stock will share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

Voting Rights

        Holders of shares of the applicable series will not have any voting rights, except as otherwise from time to time required by law or as specified in the applicable prospectus supplement.

        As more fully described under "Description of Ventas, Inc. Depositary Shares" below, if Ventas, Inc. elects to issue depositary shares, each representing a fraction of a share of a series of preferred stock, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or Ventas, Inc. may require you to, convert shares of the applicable series into shares of common stock or any other class or series of shares of capital stock. The terms will include the number of shares of common stock or other securities into which the shares of the applicable series are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at Ventas, Inc.'s option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the applicable series.

Our Exchange Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which Ventas, Inc. may require you to exchange shares of the applicable series for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred stock being exchanged.

Certain Anti-Takeover Provisions

        In order to preserve its ability to maintain its REIT status, Ventas, Inc.'s Certificate of Incorporation provides that if a person acquires beneficial ownership of more than 9.9%, in number or value, of the outstanding shares of Ventas, Inc. preferred stock, the shares that are beneficially owned in excess of such 9.9% limit are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by Ventas, Inc.'s Board of Directors. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. Ventas, Inc. has the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the excess shares, or (2) the market price on the date Ventas, Inc. buys the shares, and Ventas, Inc. may defer payment of the purchase price for up to five years. If Ventas, Inc. does not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of Ventas, Inc.'s Board of Directors. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original purchase price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. Ventas, Inc.'s Board of Directors may grant waivers from the excess share limitations.

DESCRIPTION OF VENTAS, INC. DEPOSITARY SHARES

        This section describes the general terms and provisions of shares of Ventas, Inc. preferred stock represented by depositary shares. The prospectus supplement relating to an offering of depositary shares will describe more specific terms of the depositary shares being offered, including the number of shares offered, the initial offering price and the powers, preferences and other rights of the underlying preferred stock and any general terms outlined in this section that will not apply to those depositary shares.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable deposit agreement (including the depositary receipt), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the form of deposit agreement (including the depositary receipt) for additional information before you buy any Ventas, Inc. depositary shares.

General

        Ventas, Inc. may, at its option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If Ventas, Inc. exercises this option, it will appoint a depositary to issue depositary receipts representing those fractional interests. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between Ventas, Inc. and the depositary. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the shares of preferred stock represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of Ventas, Inc. preferred stock underlying the surrendered depositary receipts.

Dividends and Other Distributions

        The depositary will be required to distribute all dividends and other cash distributions received in respect of the applicable shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

        If the distribution is other than in cash, the depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with Ventas, Inc.'s approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

        Depositary shares that represent shares of preferred stock that have been converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of shares of preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

        You may receive the number of whole shares of the applicable series of preferred stock and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the number of depositary shares that you surrender exceeds the number of depositary shares that represent the number of whole shares of preferred stock that you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

        If Ventas, Inc. redeems shares of the applicable series of preferred stock underlying the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the applicable series of preferred stock, and the redemption date for depositary shares will be the same as that of the preferred stock. If Ventas, Inc. has elected to redeem less than all of the depositary shares, the depositary will select the depositary shares for redemption by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Underlying Shares of Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the applicable series of preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary as to how to vote the shares of preferred stock represented by the holder's depositary shares. The record date for the depositary shares will be the same as the record date for the preferred stock. The depositary will vote the shares of preferred stock represented by your depositary shares as you instruct. Ventas, Inc. will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred stock in that manner. If you do not instruct the depositary how to vote, the depositary will abstain from voting the shares of preferred stock represented by your depositary shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

Liquidation Preference

        Upon Ventas, Inc.'s voluntary or involuntary liquidation, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of Ventas, Inc. preferred stock represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Shares of Preferred Stock

        The depositary shares will not themselves be convertible into or exchangeable for shares of Ventas, Inc.'s common stock or preferred stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions for the depositary to instruct Ventas, Inc. to cause the conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, Ventas, Inc. may require you to surrender all of your depositary receipts to the applicable depositary upon requiring the conversion or exchange of the preferred stock represented by the depositary shares into debt securities. Ventas, Inc. will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, it will cause the conversion or exchange using the same procedures as those provided for delivery of shares of preferred stock to effect the conversion or exchange. If you convert less than all of your depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

        As an owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred stock. In addition:

  •
  you will not recognize any gain or loss for U.S. federal income tax purposes upon the withdrawal of shares of preferred stock in exchange for depositary shares provided in the deposit agreement;

  •
  your tax basis in shares of preferred stock received upon exchange of depositary shares will be the same as your aggregate tax basis in the depositary shares so exchanged; and

  •
  if you held the depositary shares as a capital asset at the time of the exchange for shares of preferred stock, the holding period for the shares of preferred stock will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        Ventas, Inc. and the applicable depositary are permitted to amend the provisions of depositary receipts and any deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by Ventas, Inc. upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) holders of depositary shares representing a majority of each series of preferred stock affected by the termination consent to the termination. If either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock that are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

  •
  all depositary shares have been redeemed;

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  there shall have been a final distribution in respect of the applicable series of preferred stock in connection with a liquidation of Ventas, Inc. and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the Ventas, Inc. preferred stock; or

  •
  each share of the applicable series of preferred stock has been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of the depositary for any duties the holders request to be performed that are outside those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to Ventas, Inc. notice of its election to do so. In addition, Ventas, Inc. may at any time remove a depositary. Any resignation or removal will take effect when Ventas, Inc. appoints a successor depositary and it accepts the appointment. Ventas, Inc. must appoint a successor depositary within 60 days after delivery of a notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        A depositary will be required to forward to holders of depositary receipts any reports and communications it receives from Ventas, Inc. with respect to the related shares of preferred stock. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice.

        Neither Ventas, Inc. nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Ventas, Inc.'s obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither Ventas, Inc. nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished. Ventas, Inc. and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting shares of preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and Ventas, Inc., on the other hand, the depositary will be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF VENTAS, INC. WARRANTS

        This section describes the general terms and provisions of Ventas, Inc. warrants. The prospectus supplement relating to an offering of the warrants will describe more specific terms of the warrants being offered, including the number of warrants offered, the initial offering price and the terms of the underlying securities and any general terms outlined in this section that will not apply to those warrants.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant agreement (including the warrant certificate), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the form of warrant agreement (including the warrant certificate) for additional information before you buy any Ventas, Inc. warrants.

        Ventas, Inc. may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to Ventas, Inc., or to receive from Ventas, Inc., the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. Ventas, Inc. will enter into a warrant agreement governing the issuance of the warrants with a warrant agent, who will act solely as its agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the terms of each series of warrants being offered, including some or all of the following:

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  the offering price of the warrants;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price of the warrants, the procedures for exercise and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the date on which the warrants will expire;

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  the U.S. federal income tax consequences of owning the warrants;

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  the rights, if any, that Ventas, Inc. has to redeem the warrants;

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  the name of the warrant agent; and

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  any other terms of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities underlying the warrants and will not be entitled to payments made to holders of those securities.

        Ventas, Inc. and the applicable warrant agent may amend or supplement the warrant agreement without the consent of the affected holders of warrants to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable series of warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended. The applicable prospectus supplement may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities of Ventas Realty and the debt securities of Ventas, Inc. For purposes hereof, references to the issuer means either Ventas Realty or Ventas, Inc., as applicable. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered, including the designation of the series, the aggregate principal amount being offered, the initial offering price, the interest rate and any redemption, purchase or conversion rights and any general terms described in this section that will not apply to those debt securities.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable base indenture referred to below and the supplemental indenture (including the form of debt security) relating to the applicable series of debt securities, the form of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the applicable base indenture and supplemental indenture (including the applicable form of debt security) for additional information before you buy any debt securities of the issuer.

        The debt securities will be direct unsecured general obligations of the issuer and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities may be senior or subordinated and will be issued under one or more indentures among the issuer and the guarantor, if any, named therein, and U.S. Bank National Association, as the initial trustee, which we refer to herein as base indentures. The base indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder.

        Senior debt securities will be issued under a senior indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the Board of Directors of the issuer or a duly authorized committee thereof. Subordinated debt securities will be issued under a subordinated indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the Board of Directors of the issuer or a duly authorized committee thereof. In this prospectus, we refer to the senior indenture and the subordinated indenture (together with each applicable supplemental indenture or resolution establishing the applicable series of debt securities), collectively, as the indentures. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

General

        Each indenture provides that there may be more than one trustee with respect to one or more series of debt securities under that indenture. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities issued under that indenture, and a successor trustee may be appointed to act with respect to such series.

        If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of the trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by a trustee only with respect to the one or more series of debt securities for which it is trustee.

        The applicable prospectus supplement will describe the specific terms of each series of debt securities being offered, including some or all of the following:

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  the title of the debt securities;

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  the issuer of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the purchase price of the debt securities, expressed as a percentage of the principal amount;

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  the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

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  if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

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  if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

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  if the issuer will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

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  the terms and conditions of any sinking fund or any similar provisions obligating the issuer or permitting a holder to require the issuer to redeem or purchase all or any portion of the debt securities prior to final maturity;

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  the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars and the manner of determining the equivalent of those amounts in U.S. dollars;

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  whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

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  any additions or changes to the events of default in the applicable base indenture;

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  the portion of the principal of the debt securities payable upon acceleration of maturity, if other than the entire principal amount;

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  any additions or changes with respect to the other covenants in the applicable base indenture;

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  the terms and conditions, if any, upon which the debt securities may be convertible into common stock;

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  whether the debt securities will be issued in certificated or book-entry form and, if the latter, the securities depositary;

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  whether the debt securities will be issued in denominations other than $1,000 and any integral multiple of $1,000;

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  the applicability of the defeasance and covenant defeasance provisions of the applicable base indenture;

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  the guarantor, if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantor, if any;

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  the trustee for that series of debt securities, if other than U.S. Bank National Association; and

  •
  any other terms of the debt securities consistent with the provisions of the applicable base indenture.

        Debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.

Certificated Debt Securities

        Except as otherwise provided in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities, but the issuer may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Book-Entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with the depositary identified in the applicable prospectus supplement, which will keep a computerized record of its participants (for example, brokers) whose clients have purchased the debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless a global security is exchanged in whole or in part for debt securities in certificated form, it may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.

        Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, New York, New York ("DTC") will act as depositary for each series of global securities, and DTC will register the global securities in the name of its nominee, Cede & Co. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

        DTC has provided the following information to us. DTC, the world's largest securities depository, is a:

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  limited purpose trust company organized under the New York Banking Law;

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  "banking organization" within the meaning of the New York Banking Law;

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  member of the Federal Reserve System;

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  "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has a Standard & Poor's rating of AA+. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediately available funds to DTC's nominee as the registered owner of the global securities. The issuer and the trustee will treat DTC's nominee as the owner of the global securities for all other purposes as well. Accordingly, the issuer, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. DTC's practice is to credit direct participants' accounts upon receipt of any payment of principal or interest on the payment date in accordance with their respective holdings of beneficial interests in the global securities as shown on DTC's records. Payments by direct and indirect participants to owners of beneficial interests in the global securities will be governed by standing instructions and customary practices. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary;

  •
  DTC ceases to be a registered clearing agency and a successor depositary is not appointed by us within 120 days; or

  •
  we determine not to require all of the debt securities of a series to be represented by a global security and notify the applicable trustee of our decision.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Merger Covenant

        Pursuant to the terms of each indenture, Ventas, Inc. may not, directly or indirectly: (1) consolidate or merge with or into another person or entity, or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of Ventas, Inc. and its subsidiaries taken as a whole, in one or more related transactions, to another person or entity, unless:

  •
  either (a) Ventas, Inc. is the surviving corporation or (b) the person or entity formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  •
  the person or entity formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or the person or entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of Ventas, Inc.'s obligations under the applicable debt securities and the applicable indenture pursuant to agreements reasonably satisfactory to the trustee; and

  •
  immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of Ventas, Inc. or any subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no default or event of default exists under the applicable indenture.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of Ventas, Inc. in accordance with the foregoing provisions, the successor person or entity formed by such consolidation or into which Ventas, Inc. is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, will succeed to, and be substituted for, and may exercise every right and power of, Ventas, Inc. under the applicable indenture with the same effect as if such successor initially had been named as Ventas, Inc. therein. When a successor assumes all the obligations of its predecessor under the applicable indenture and the applicable debt securities following a consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor will be released from those obligations.

Events of Default, Notice and Waiver

        Each indenture provides that the following are events of default with respect to any series of debt securities issued thereunder, unless the applicable prospectus supplement states otherwise:

  •
  default by Ventas, Inc. or its subsidiaries for 30 days in the payment of any interest on any debt security of that series;

  •
  default by Ventas, Inc. or its subsidiaries in the payment of the principal or premium, if any, on any debt security of that series when due and payable;

  •
  default by Ventas, Inc. or its subsidiaries in the making of any sinking fund payment required for any debt security of that series when due;

  •
  breach by Ventas, Inc. or its subsidiaries of any other term of that indenture for 60 days after receipt of notice of default stating they are in breach (either the applicable trustee or the holders of more than 25% in aggregate principal amount of the applicable debt securities of that series then outstanding may send the notice);

  •
  default under any other indebtedness of Ventas, Inc. or its subsidiaries in an aggregate principal amount exceeding $100.0 million after any applicable grace period, which default results in the acceleration of the maturity of such indebtedness and where that indebtedness is not discharged or that acceleration is not rescinded or annulled within ten days after receipt of written notice specifying the default (either the applicable trustee or the holders of more than 25% in aggregate principal amount of the applicable debt securities of that series then outstanding may send the notice);

  •
  certain events of bankruptcy, insolvency or reorganization of Ventas, Inc. or its significant subsidiaries;

  •
  the cessation of any guarantee of the debt securities of that series to be in full force and effect or the disaffirmance or denial by any guarantor of its obligations with respect to any guarantee of the debt securities; and

  •
  any other event of default provided with respect to the debt securities of that series and described in the applicable prospectus supplement.

        The applicable trustee will be required to give notice to the holders of the applicable debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The applicable trustee may withhold notice to the holders of the applicable debt securities of any default, except a default in the payment of the principal of, premium or additional amounts, if any, or interest on the applicable debt securities, if specified responsible officers of the applicable trustee in good faith determine that withholding the notice is in the interest of the holders.

        If an event of default with respect to the applicable debt securities has occurred and has not been cured, either the applicable trustee or the holders of at least 25% in principal amount of the applicable debt securities then outstanding may declare the entire principal amount of the applicable debt securities to be due and immediately payable by written notice to Ventas, Inc., the issuer and the applicable trustee. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all outstanding debt securities will be automatically accelerated, without any action by the applicable trustee or any holder. At any time after the applicable trustee or the holders have accelerated the applicable debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the applicable debt securities then outstanding may, under certain circumstances, rescind and annul such acceleration.

        Holders of a majority in principal amount of outstanding debt securities of any series may, subject to some limitations, waive any past default with respect to that series and the consequences of the default (including without limitation waivers obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). The prospectus supplement relating to any series of debt securities that are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default.

        Except in cases of default, where a trustee has some special duties, the applicable trustee is not required to take any action under the applicable indenture at the request of any holders of applicable debt securities unless such holders offer the applicable trustee satisfactory protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the applicable debt securities then outstanding may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the applicable trustee. These majority holders may also direct the applicable trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before a holder bypasses the applicable trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the applicable debt securities, the following must occur:

  (1)
  The holder must give the applicable trustee written notice that an event of default with respect to the applicable debt securities has occurred and remains uncured;

  (2)
  The holders of at least a majority in principal amount of all applicable debt securities outstanding must make a written request that the applicable trustee take action because of the default, and must offer reasonable indemnity to the applicable trustee against the cost and other liabilities of taking that action;

  (3)
  The applicable trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

  (4)
  The holders of at least a majority in principal amount of all applicable debt securities outstanding must not have given the applicable trustee a direction inconsistent with such request within such 60-day period.

        However, a holder is entitled at any time to bring a lawsuit for the payment of money due on any debt security after its due date.

        Within 120 days after the end of each fiscal year, Ventas, Inc. and the guarantor, if any, will furnish to the applicable trustee a written statement by certain of Ventas, Inc.'s officers certifying that, to their knowledge, Ventas, Inc. is in compliance with the applicable indenture and the applicable debt securities, or otherwise specifying any default.

Modification of the Indentures

        Except as provided in the next two succeeding paragraphs, each indenture and/or the applicable debt securities may be amended or supplemented with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding issued under the applicable indenture affected by such amendment or supplement, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities), and any existing default, event of default (other than a default or event of default with respect to the payment of the principal of, or premium or additional amounts, if any, or interest on, the applicable debt securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the applicable indenture or the applicable debt securities may be waived with the consent of the holders of a majority in principal amount of the debt securities then outstanding issued under the applicable indenture affected thereby, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the applicable debt securities).

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to the redemption of such debt security;

  •
  reduce the rate of or change the time for payment of interest on any debt security, the payment of any sinking fund or analogous obligation, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of such security;

  •
  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity;

  •
  waive a default or event of default in the payment of principal of, or interest or premium, or additional amounts, if any, on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding affected thereby and a waiver of the payment default that resulted from such acceleration);

  •
  make a debt security payable in a currency other than the currency stated in that debt security;

  •
  make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, or additional amounts, if any, on the debt securities;

  •
  release any guarantor from any of its obligations under its guarantee of the debt securities or under the applicable indenture except in accordance with the terms of that indenture;

  •
  impair the rights of holders of the debt securities to convert their securities, if convertible, upon the terms established pursuant to or in accordance with the provisions of the applicable indenture; or

  •
  make any change in the amendment and waiver provisions set forth above.

        Any such consent need only approve the substance, rather than the particular form, of the proposed amendment.

        Notwithstanding the preceding, without the consent of any holder of debt securities, the indentures and the applicable debt securities issued thereunder may be amended or supplemented to:

  •
  cure any ambiguity, defect or inconsistency;

  •
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  provide for the assumption of the obligations of the issuer to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of the assets of the issuer;

  •
  add additional guarantees with respect to the applicable debt securities;

  •
  secure the applicable debt securities;

  •
  evidence the succession of another entity to Ventas, Inc. and the assumption by the successor of the covenants of Ventas, Inc. contained in the applicable indenture;

  •
  add any additional events of default for the benefit of the holders of all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of the debt securities of that series);

  •
  change or eliminate any of the provisions of an indenture, provided that any such change or elimination will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

  •
  establish the form or terms of debt securities of any series as permitted by the applicable indenture, including the provisions and procedures relating to debt securities convertible into Ventas, Inc. common stock;

  •
  evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

  •
  supplement any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the applicable indenture, provided that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities in any material respect;

  •
  make any other change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the applicable indenture of any such holder; or

  •
  comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act.

Defeasance and Covenant Defeasance

        When the issuer establishes a series of debt securities, it may provide that the debt securities of that series are subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are made applicable, the issuer may elect either:

  •
  to defease and, together with the guarantor (if any), be legally released from, subject to some limitations, all of their respective obligations with respect to the debt securities of that series; or

  •
  to be released from the obligations to comply with specified covenants and eliminate certain events of default relating to the debt securities of that series as described in the applicable prospectus supplement.

        To effect defeasance or covenant defeasance, the issuer must irrevocably deposit in trust with the applicable trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on the debt securities of that series and any mandatory sinking fund or analogous payments on the debt securities of that series.

        Upon such defeasance, the issuer will not be released from obligations:

  •
  to pay additional amounts, if any, on the debt securities of that series upon the occurrence of some events;

  •
  to register the transfer or exchange of the debt securities of that series;

  •
  to replace some of the debt securities of that series;

  •
  to maintain an office relating to the debt securities of that series; or

  •
  to hold moneys for payment in trust.

        To establish such a trust, the issuer must, among other things, deliver to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities of that series:

  •
  will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

  •
  will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

        Government obligations generally mean securities which are:

  •
  direct obligations of the U.S. or of the government that issued the foreign currency in which the applicable debt securities are payable, in each case, where the issuer has pledged its full faith and credit to pay the obligations; or

  •
  obligations of an agency or instrumentality of the U.S. or of the government that issued the foreign currency in which the applicable debt securities are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. or that other government.

In any case, the issuer of government obligations cannot have the option to call or redeem the obligations. In addition, government obligations include, subject to certain qualifications, a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any such government obligation held by the custodian for the account of a depository receipt holder.

        If the issuer effects covenant defeasance with respect to the debt securities of any series, the amount on deposit with the applicable trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity. However, the debt securities of that series may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which the issuer has not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities of that series at the time of the acceleration and the holders of those debt securities will be required to look to the issuer and the guarantor, if any, for repayment of any shortfall.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Ranking

        Each series of senior debt securities will constitute senior indebtedness and will rank equally with each other series of senior debt securities and other senior indebtedness and senior to all subordinated indebtedness, including, but not limited to, all subordinated debt securities. Each series of subordinated debt securities will constitute subordinated indebtedness and will rank equally with each other series of subordinated debt securities but subordinate to all senior indebtedness.

        Payments on the subordinated debt securities will be subordinated to the senior indebtedness of the issuer and the guarantor, if any, described under "Guarantees" below, whether outstanding on the date of the subordinated indenture or incurred after that date. At December 31, 2014, we had $10.9 billion of outstanding senior indebtedness (excluding unamortized fair value adjustment and unamortized discounts). The prospectus supplement relating to each issuance of subordinated debt securities will specify the aggregate amount of our outstanding indebtedness as of the most recent practicable date that would rank senior to the subordinated debt securities.

        If any of the following events occur, the holders of senior indebtedness must receive payment of the full amount due on the senior indebtedness, or that payment must be duly provided for, before the issuer may make payments on the subordinated debt securities:

  •
  any distribution of our assets upon our liquidation, reorganization or other similar transaction except for a distribution in connection with a merger or other transaction complying with the covenant described above under "—Merger Covenant";

  •
  the occurrence and continuation of a payment default on any senior indebtedness; or

  •
  a declaration of the principal of any series of subordinated debt securities, or, in the case of original issue discount securities, the portion of the principal amount specified under their terms, as due and payable, that has not been rescinded and annulled.

        However, if the event is the acceleration of any series of subordinated debt securities, only the holders of senior indebtedness outstanding at the time of the acceleration of those subordinated debt securities, or, in the case of original issue discount securities, that portion of the principal amount specified under their terms, must receive payment of the full amount due on that senior indebtedness, or such payment must be duly provided for, before the issuer makes payments on the subordinated debt securities.

        As a result of the subordination provisions, some of our general creditors, including holders of senior indebtedness, may recover more, ratably, than the holders of the subordinated debt securities in the event of insolvency.

        For purposes of the subordinated indenture, "senior indebtedness" of the issuer and any guarantor means the following indebtedness and obligations:

  •
  the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

  •
  purchase money and similar obligations;

  •
  obligations under capital leases;

  •
  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the issuer or the guarantor, if any, are responsible for the payment of, the indebtedness of others;

  •
  renewals, extensions and refundings of the foregoing indebtedness;

  •
  interest or obligations in respect of the foregoing indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

  •
  obligations associated with derivative products.

        However, indebtedness and obligations do not constitute senior indebtedness if the instrument by which the issuer or the guarantor becomes obligated for that indebtedness or those obligations expressly provides that indebtedness or those obligations are junior in right of payment to any other indebtedness or obligations of the issuer or the guarantor, as applicable.

Convertible Debt Securities

        Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to debt securities of Ventas, Inc. that will be convertible into shares of Ventas, Inc. common stock.

        Each holder of unredeemed convertible debt securities may, at any time during the period specified in the applicable prospectus supplement, convert those convertible debt securities into shares of Ventas, Inc. common stock. The conversion price or rate for each $1,000 principal amount of convertible debt securities will be specified in the applicable prospectus supplement. The holder of a convertible debt security may convert only a portion of the convertible debt security that is $1,000 principal amount or any integral multiple of $1,000. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption. However, in the case of repayment at the option of the applicable holder, conversion rights will terminate upon receipt of written notice of the holder's exercise of that option.

        The conversion price or rate may be subject to adjustment in certain events, as specified in the applicable indenture, including:

  •
  the issuance of shares of Ventas, Inc. common stock as a dividend on the common stock;

  •
  subdivisions and combinations of Ventas, Inc. common stock;

  •
  the issuance to all holders of Ventas, Inc. common stock of rights or warrants entitling such holders for a period not exceeding 45 days to subscribe for or purchase shares of common stock at a price per share less than its then current per share market price; and

  •
  the distribution to all holders of Ventas, Inc. common stock of:

  (1)
  shares of Ventas, Inc. capital stock, other than common stock;

  (2)
  evidence of Ventas, Inc. indebtedness or assets excluding cash dividends or distributions paid from its retained earnings; or

  (3)
  subscription rights or warrants other than those referred to above.

        However, Ventas, Inc. will not be required to make any adjustment of the conversion price or rate of less than 1%. Fractional shares of common stock will not be issued upon conversion. In lieu of fractional shares, Ventas, Inc. will pay a cash adjustment. Unless otherwise specified in the applicable prospectus supplement, debt securities surrendered for conversion between any record date for an interest payment and the related interest payment date must be accompanied by payment of an amount in cash equal to the interest payment on the surrendered debt security. However, that payment does not have to accompany debt securities surrendered for conversion if those debt securities have been called for redemption during that period. Furthermore, upon conversion of any original issue discount security, the fixed number of shares of common stock into which such original issue discount security is convertible will first be applied to the portion attributable to the accrued original issue discount relating to the period from the date of issuance to the date of conversion of the original issue discount security, and, second, to the portion attributable to the balance of the principal amount of such debt securities.

Guarantees

        If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by Ventas, Inc. or Ventas Realty, then the debt securities will be fully and unconditionally guaranteed by Ventas, Inc. or Ventas Realty, as applicable. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries of the issuer, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the issuer. The guarantees will be general obligations of each guarantor. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. Ventas, Inc. is the guarantor under the indentures governing all of Ventas Realty's existing senior notes, including those co-issued with Ventas Capital Corporation ("Ventas Capital"). Ventas Capital is a wholly-owned subsidiary of Ventas Realty organized under the laws of the State of Delaware for the purpose of serving as co-issuer with Ventas Realty of certain previously issued debt securities. Ventas Capital has no assets or operations and will not be a co-issuer to any debt securities that may be offered pursuant to this prospectus and any applicable prospectus supplement.

        The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into another company, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which a guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

 PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement relating to any offering will set forth the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price or initial public offering price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale through Underwriters or Dealers

        If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, securities in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

        If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales through Agents

        We may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers' transactions on the New York Stock Exchange at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Remarketing Arrangements

        Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

VALIDITY OF THE OFFERED SECURITIES

        Sidley Austin LLP, New York, New York, will issue an opinion for Ventas, Inc. and Ventas Realty regarding the legality of certain of the offered securities. In addition, the description of U.S. federal income tax consequences contained in our Annual Report on Form 10-K for the year ended December 31, 2014 under the caption "Item 1. Business—Certain U.S. Federal Income Tax Considerations" and incorporated by reference herein is based on the opinion of Sidley Austin LLP. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

 EXPERTS

Ventas

        Our consolidated financial statements and schedules as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

HCT

        The combined statement of revenue and certain expenses of HCT's portfolio for the year ended December 31, 2014 has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditor, incorporated by reference elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the SEC's public reference room, including copy charges. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us. Ventas, Inc. common stock is traded on the New York Stock Exchange under the symbol "VTR." Reports and information that we file with the SEC can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information about us is also available on our website at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

        We are incorporating by reference in this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until all of the securities offered by this prospectus are sold:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  our Current Reports on Form 8-K or Form 8-K/A filed on January 6, 2015, January 7, 2015 (two filings), January 12, 2015, January 14, 2015, January 20, 2015 (as amended by Amendment No. 1 thereto filed on February 26, 2015) and February 13, 2015 (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition);

  •
  our Proxy Statement for our 2014 Annual Meeting of Stockholders, filed with the SEC on April 4, 2014; and

  •
  the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-10989) filed with the SEC on January 23, 1992, as amended.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Ventas, Inc.
Attention: Corporate Secretary
353 North Clark Street, Suite 3300
Chicago, Illinois 60654
(877) 483-6827

        No separate financial statements of Ventas Realty have been included herein. It is not expected that Ventas Realty will file reports, proxy statements or other information under the Exchange Act with the SEC.

        We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated by reference into this prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

9,000,000 Shares

Ventas, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

J.P. Morgan

July 5, 2016